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                                    EX-99.B10
               Consent of Ernst & Young LLP, Independent Auditors




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                                                                      Exhibit 10

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 6, 1998, with respect to the consolidated financial statements of First Variable Life Insurance
Company and January 30, 1998 with respect to the financial statements of First Variable Life Insurance Company-First Variable Annuity Fund E, in Post Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-12197) and related Prospectus of First Variable Life Insurance Company.



                                       s/Ernst & Young LLP
                                       -------------------
                                       ERNST & YOUNG LLP



Boston, Massachusetts
April 27, 1998


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